Exhibit (a)(1)(iii)
NOTICE OF GUARANTEED DELIVERY
to Tender Shares of Common Stock

of
TURNING POINT THERAPEUTICS, INC.
at
$76.00 Net Per Share
Pursuant to the Offer to Purchase
Dated June 17, 2022
by
RHUMBA MERGER SUB INC.
a wholly owned subsidiary of
Bristol-Myers Squibb Company
THE OFFER AND WITHDRAWAL RIGHTS EXPIRE ONE MINUTE FOLLOWING 11:59 P.M.,
EASTERN TIME, ON JULY 18, 2022, UNLESS THE OFFER IS EXTENDED OR EARLIER
TERMINATED.
This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if the certificates for shares of common stock, par value $0.0001 per share (the “Shares”), of Turning Point Therapeutics, Inc., a Delaware corporation (“Turning Point”) and any other documents required by the Letter of Transmittal (as defined below) cannot be delivered to Equiniti Trust Company, the depositary for the Offer (the “Depositary”), or the procedure for delivery by book-entry transfer cannot be completed, in each case prior to the expiration of the Offer. Such form may be delivered by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase (as defined below).
The Depositary for the Offer is:
Equiniti Trust Company
By Mail: Equiniti Trust Company Shareowner Services Voluntary Corporate Actions P.O. Box 64858 St. Paul, Minnesota 55164-0858	By Facsimile Transmission: Equiniti Trust Company Shareowner Services Voluntary Corporate Actions (800) 468-9716 (phone) (866) 734-9952 (fax)	By Hand or Overnight Courier: Equiniti Trust Company Shareowner Services Voluntary Corporate Actions 1110 Centre Pointe Curve, Suite 101 Mendota Heights, Minnesota 55120
DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.
This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal. Do not send share certificates with this notice. Share certificates should be sent with your Letter of Transmittal.
Ladies and Gentlemen:

The undersigned hereby tenders to Rhumba Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Bristol-Myers Squibb Company, a Delaware corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase dated June 17, 2022 (as it may be amended or supplemented from time to time, the “Offer to Purchase”) and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” and, together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, shares of common stock, par value $0.0001 per share, of Turning Point Therapeutics, Inc., a Delaware corporation, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.
Number of Shares Tendered:	Name(s) of Record Holder(s)

☐ Check if securities will be tendered by book-entry transfer.	(please print)
Name of Tendering Institution:	Address(es):

Account No.:	(Zip Code)
Dated: , 20
Area Code and Telephone No(s):

Signature(s):

GUARANTEE
(Not to be used for signature guarantee)
The undersigned, a financial institution that is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP), or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), guarantees (a) that the above-named person(s) “own(s)” the Shares tendered hereby within the meaning of Rule 14e-4 under the Exchange Act, (b) that such tender of Shares complies with Rule 14e-4 and (c) the delivery to the Depositary of the certificates for all such tendered Shares (or a confirmation of a book-entry transfer of such Shares into the Depositary’s account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase) in the case of a book-entry delivery), together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) and with any required signature guarantee (or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery) and any other required documents, all within two Nasdaq Global Select Market trading days of the date hereof.

(Name of Firm)

(Address)

(Zip Code)

(Authorized Signature)

(Name) (Please Print)

(Area Code and Telephone Number)
Dated:
DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE.
CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.